CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 033-42133) for the Nationwide Provident VLI Separate Account 1 (formerly Provident Mutual Variable Life Separate Account), of our report dated January 18, 2002 on our audit of the financial statement of Provident Mutual Life Insurance Company and Subsidiaries for the year ended December 31, 2001.

We also consent to the reference to our Firm under the caption "Experts".



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 29, 2004